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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                 CURRENT REPORT

                        Pursuant to Section 13 of 15(d)
                   of the Securities and Exchange Act of 1934


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                         Date of Report:  July 12, 1996


                              BAYLAKE CORPORATION
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       Wisconsin                   0-8679                      39-1268055
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     (State or other           (Commission File           (I.R.S.  Employer
     jurisdiction of                Number)               Identification No.)
     incorporation)


          217  NORTH FOURTH AVENUE,   STURGEON BAY,  WISCONSIN       54235
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                   (Address of principal executive officers)




Registrant's telephone number, including area code (414)-743-5551
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Item 2.  Acquisition or Disposition of Assets


     On July 1, 1996, Baylake Corp. ("Baylake") consummated its previously announced acquisition of Four Seasons of Wis., Inc. ("Four Seasons"). Four Seasons owns 100% of the shares of The Bank ("Bank"), with two full service offices in Manawa, which is approximately 35 miles west of Green Bay and King, a nearby community. Plans for the acquisition were previously announced by Baylake.

     Baylake acquired Four Seasons pursuant to a Agreement and Plan of Acquisition dated as of March 13, 1996. To consummate the acquisition, Baylake has paid thus far an aggregate of $13,875,000, including $13,800,000 plus 50% (or $75,000) of the estimated income of Four Seasons for 1996 up to the effective date of the transaction. The remaining 50% of estimated net income is placed in escrow with Baylake Bank until completion and review of a certified audit confirming financial data for Four Seasons for the six months ended June 30, 1996. Any adjustment to final net income due shall be made at that time and the remaining income shall be paid out. To the extent that there is any increase in actual income which exceeds the amount held in escrow, Baylake has agreed to pay such increase at that time.

     The acquisition was negotiated at arm's length between Baylake and the representatives of Four Seasons (who are not affiliated with Baylake). The transaction is being accounted for by Baylake using the purchase method of accounting.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

(a)  Financial statements of business acquired:

     When available, Baylake will file the following audited financial statements of Four Seasons:

     Consolidated Balance Sheet at June 30, 1996

     Consolidated Statements of Income for the Year Ended June 30, 1996

     Consolidated Statement of Cash Flows for the Year Ended June 30, 1996


     Baylake is unable to include the above financial statements at this time because of their incomplete availability. The financial statements will be filed as soon as possible, not more than 60 days
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after the filing hereof.

(b)  Pro forma financial information

     It is impractical for Baylake to prepare pro forma financial information, giving effect to the Four Seasons acquisition, at this time. Baylake will provide pro forma statements as soon as practicable, not more than 60 days after the filing hereof. The following unaudited pro forma financial statements of Baylake are to be included in the future amendment:

     Pro Forma Consolidated Balance Sheet of Baylake at June 30, 1996

     Pro Forma Consolidated Statements of Income of Baylake for the six months ended June 30, 1996

(c)  Exhibits

     Exhibit 2.1 Agreement and Plan of Acquisition dated March 13, 1996 between Baylake and Four Seasons.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BAYLAKE CORP.

Date:  July 12, 1996                    By: Steven D. Jennerjohn
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                                            Steven D. Jennerjohn
                                            Treasurer